UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2010

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191	(630) 227-2000
(Address and Zip Code of Principal Executive Offices)	(Telephone Number)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has entered into an amended and restated employment agreement with its Chairman of the Board and Chief Executive Officer, David P. Storch, for a term beginning on May 31, 2010 and ending on May 31, 2014 unless the parties mutually agree to an extension.  The agreement (which was executed on June 2, 2010) replaces the prior agreement between the parties, which expired on May 31, 2010, and retains many of the principal terms and conditions of that agreement.

The agreement provides Mr. Storch with the following benefits during employment:

(i)                                     a base salary of not less than $850,000 per year or such increased amount as the Compensation Committee of the Board of Directors may determine;

(ii)                                  an annual cash incentive opportunity of up to 165% of base salary for performance against financial goals established by the Compensation Committee;

(iii)                               a long-term equity incentive compensation opportunity under the Company’s Stock Benefit Plan or other programs as determined by the Compensation Committee; and

(iv)                              specified fringe benefits, including personal use for Mr. Storch and his accompanying spouse and dependent family members of Company aircraft (subject to the Company’s aircraft use policy, which requires payment by Mr. Storch for each accompanying passenger), annual automobile allowance, payment of country club dues, fees and certain charges, reimbursement of dues, fees, charges and expenses relating to membership in professional clubs/organizations and not-for-profit educational organizations, financial planning and tax preparation services, executive physical, and payment of reasonable legal fees incurred to negotiate the agreement.

The agreement provides for the following severance benefits:

If prior to a Change in Control, either the Company terminates Mr. Storch’s employment without Cause or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to (i) continued payment of his base salary for 36 months, and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon any material breach of the confidentiality and non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the two-year period following any such termination of employment). Mr. Storch is also entitled to these benefits if he terminates his employment for Good Reason after the 30th day following the 24th month after a Change in Control, but the non-compete provisions do not apply.

If Mr. Storch’s employment is terminated within 24 months following a Change in Control, either by the Company other than for Cause or Disability or by Mr. Storch for Good Reason, or if Mr. Storch terminates employment for any reason other than Disability or death during the 30-day period following the 24th month after a Change in Control, he is entitled to:

(i)                                     an immediate lump sum payment equal to the sum of (A) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance targets were met, and (B) (1) if termination is within the 24-month period for other than Cause, Disability or Good Reason, three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount or (2) if termination is by Mr. Storch during the 30-day period following the 24-month period, an amount equal to $4,747,770;

(ii)                                  continued coverage for Mr. Storch and his spouse under the Company’s welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);

(iii)                               a lump sum payment of an amount equal to the lesser of (A) three times the amount of Company contributions made under the Retirement Savings Plan and the defined contribution portion of the SKERP for the calendar year preceding the year in which the termination occurs or (B) $1,575,876, plus a gross-up payment to cover any related income tax liability;

(iv)                              Company-paid outplacement services for 18 months or, if earlier, the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to Mr. Storch pursuant to (i)(B) above);

(v)                                 reasonable legal fees incurred by the executive in enforcing the agreement; and

(vi)                              a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement.

The agreement also provides that upon any Change in Control, all outstanding stock-based awards vest immediately, and all performance-based restricted stock shares will be awarded based on the higher of the target or actual Company performance through the date of the Change in Control.

Regardless of whether a Change in Control is involved:

(i)                                     If Mr. Storch’s termination is due to Retirement, he and his spouse are entitled to continued coverage under the Company’s medical, dental, welfare and executive health programs for his (and his spouse’s) lifetime (or until he obtains health coverage from a new employer).

(ii)                                  If Mr. Storch’s employment terminates due to Disability, he will receive payment pursuant to the Company’s disability plans then in effect (at a level no less favorable than that in effect on May 31, 2010), and he will continue to receive coverage under the Company’s medical, dental and life insurance plans for three years following such termination.

(iii)                               If Mr. Storch’s employment is terminated following the expiration of this agreement, he will be entitled to receive the same benefits as if he were terminated without Cause by the Company prior to a Change in Control.

In any event, payment under the agreement in connection with Mr. Storch’s termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed six months following such termination to the extent necessary to comply with Section 409A.

The terms Change in Control, Cause, Good Reason, Retirement and Disability are defined in the agreement.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report as Exhibit 10 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10	Amended and Restated Employment Agreement between AAR CORP. and David P. Storch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2010
AAR CORP.

	By:	/s/ Robert J. Regan
Name: Robert J. Regan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10	Amended and Restated Employment Agreement between AAR CORP. and David P. Storch.